UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                         SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.    )

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                      SCIENTIFIC INDUSTRIES, INC.
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       (Name of Registrant as Specified In Its Charter)

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
                SCIENTIFIC INDUSTRIES, INC.
                     70 Orville Drive
                 Bohemia, New York 11716

                                                November 12, 2002

Dear Fellow Stockholder:

	By now, you should have received proxy materials from Lowell Kleiman seeking your vote at the upcoming annual meeting scheduled for November 18, 2002. Your Board believes the solicitation by Mr. Kleiman is contrary to the best interests of Scientific Industries and its stockholders. We encourage you to vote the WHITE card and discard his Blue proxy card thereby supporting management's two
Class C nominees - Joseph G. Cremonese and Roger B. Knowles.

	The Board believed that after 27 years of Mr. Kleiman's leadership - it was time for a change. We believe that our strategy for the company has a greater chance of substantially growing our Company with a united Board of Directors. In our opinion, Mr. Kleiman's reelection would create a division in the Board that would impede the achievement of our strategic goals. At this crucial time for our Company, we believe that we must have a Board of Directors that is "all on the same page".

Our Vision for the Future

	Your Board and new management team are committed to implementing, in a controlled and responsible manner, a growth plan which includes:

* a material expansion of our product line through internal and external research and development as well as purchase of products to be marketed under the Scientific Industries label;

* an aggressive and improved marketing program; and

* the pursuit of merger and acquisition opportunities.

Your management realizes that the Company has reached a point where it can no longer rely solely on its principal product for meaningful growth and profitability. Indeed, it was the inability of Mr. Kleiman to implement the goals of growth for the Company that led to his termination by your Board. Contrary to Mr. Kleiman's beliefs, the Board is prepared to allocate the necessary resources to accomplish our goals of significant growth (although there is no assurance that the election of the Board's two nominees will produce such result).

	Your Board, which combined are the owners of approximately 31% of the outstanding shares (excluding Mr. Kleiman), took these bold steps in replacing Mr. Kleiman as CEO, as well as not nominating him to the Board, to give the new management team a chance to implement their strategy without any interference.

	We believe stockholders have an opportunity at this year's annual meeting to take a big step forward. We strongly urge you to vote for the company's two nominees at the annual meeting and to vote on the other proposals in the manner recommended by the Board of Directors. We ask you to sign, date and return the WHITE proxy card recently mailed to you, using the provided postage-paid envelope. If you have any questions or need assistance in completing the proxy card, please call our proxy solicitor: Greg Tartaglia, D.F. King & Co., Inc., toll free at
(800) 758-5378 or collect at (212) 269-5550.

                              On Behalf of the Board of Directors

                              /s/Helena R. Santos
                              ___________________
                              Helena R. Santos
                              President and Chief Executive Officer

You are encouraged to read on the reverse side of this letter a comparison of statements contained in Mr. Kleiman's latest letter and the facts.

Comparison of Kleiman's Statements with the Facts
-------------------------------------------------

In furtherance of our belief set forth in our previous letter that Mr. Kleiman is employing "distortions", "untruths" and "half-truths" in pursuit of your vote, we refer you to the following comparison of statements in his latest letter and the facts:

Mr. Kleiman's statements:                 Facts:
-------------------------                 ------------------------------

1.  I was "summarily fired                1.  Termination occurred after (i)
by the Company on August                  first, Kleiman's request on
29, 2002 . . . ";                         June 11, 2002 for a three-year
                                          extension of the June 30, 2002
                                          expiration date of his contract
                                          at a $15,000 increase to
                                          $175,000 per annum, plus bonus for
                                          performance; (ii) then, his
                                          agreeing to a 30-day extension of
                                          the current contract; (iii) then,
                                          his submission and withdrawal in
                                          June 2002 of his resignation;
                                          (iv) then, his agreement on July 1
                                          to continue employment for a 30-day
                                          period at will; (v) then, his
                                          rejection of the Company's July 31
                                          offer for an incentive motivated
                                          one-year term at $120,000 plus
                                          bonus up to $50,000 based on
                                          profitability; and (vi) then,
                                          the Company's rejection of his
                                          counteroffer of $160,000 per
                                          annum plus bonus.

2.  ". . . I had proposed to the Board    2.  Kleiman did not submit a
a strategic business plan designed to     written business plan during
establish a foundation for the growth     his entire tenure as President
of the Company . . ."                     and Chief Executive Officer
                                          until days prior to the
                                          expiration of his employment
                                          agreement which submission
                                          required substantial revision
                                          and was produced largely through
                                          the efforts of Mr. Cremonese,
                                          who then became one of the
                                          Board's nominees.

3. "...I grew increasingly critical       3. His dismissal was solely due
[during the last 6 years] of my fellow    to longstanding disappointment
Board members . . . convinced that        with his performance and
this criticism led to my ultimate         failure to fulfill prior
dismissal..."                             plans (all verbal) presented
                                          to the Board.

4.  ". . . we were able to achieve        4.  Our current ratio as of the
financial stability . . . [the Company]   end of each fiscal year
is no longer undercapitalized."           during the past 10 years,
                                          hardly indicating "undercapitalized",
                                          ranged from 4.3 to 1 to 7.2 to 1.
                                          He said, however, the available
                                          funds were to be used for an
                                          acquisition program which has
                                          been unsuccessful and resulted
                                          since 1998 in expenditures of
                                          $225,000 (not the $385,000 which
                                          we mistakenly set forth in our
                                          prior letter) but no meaningful
                                          expansion of our product base
                                          and marketing efforts.

5. "direct response to my actions,        5.  In consideration of the Plan,
the Company modified the Stock Option     each Director stated that
Plan to non-directors."                   none of the current Directors
                                          will be eligible for option grants
                                          thereunder, but he voted against
                                          such modification when it was
                                          formally adopted.

Please also note in response to his reference to his material financial interest that the four other Directors, as a group, hold a materially greater stock and financial interest in the Company.